UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Date of 2012 Annual Meeting of Shareholders
Comverse Technology, Inc. (the “Company”) will hold its annual meeting of shareholders (the “Annual Meeting”) on June 28, 2012, beginning at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153. The Company's shareholders of record at the close of business on May 10, 2012 will be entitled to notice of the Annual Meeting and to vote upon matters to be considered at the meeting.
Deadline for Rule 14a-8 and Other Shareholder Proposals (including Director Nominations)
Because the date of Annual Meeting will be more than 30 days earlier than the anniversary of the 2011 Annual Meeting of Shareholders, the Company has set a new deadline for its receipt of shareholder proposals submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. In order for a shareholder to submit any such proposal for inclusion in the Company's proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company at the address set forth below by no later than March 22, 2012. Any such proposal(s) must comply with the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.
In accordance with the requirements in the Company's Amended and Restated By-Laws (Article II, Section 6 and Article IV, Section 3), for a shareholder to submit nominations for election to the Company's Board of Directors and/or propose any other business to the Annual Meeting (other than proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting pursuant to Rule 14a-8 as described above), a shareholder must provide written notice that is received by the Secretary of the Company at the address set forth below by no later than March 31, 2012. Any such notice is required to contain specified information and the shareholder must comply with other requirements as set forth in the Company's Amended and Restated By-Laws.
The address of the Company's Corporate Secretary is:
Comverse Technology, Inc.
810 Seventh Avenue
New York, New York 10019
Attention: Corporate Secretary

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: February 6, 2012	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary